Exhibit 99.1

November 15, 2004
For 7:00am EST Release
Contacts:	Shareholders'/Analysts' Inquiries:	Media Inquiries:
	Paul Taaffe	Chris Ahearn
	704-758-2033	704-758-2304

LOWE'S REPORTS RECORD THIRD QUARTER EARNINGS

-- Third Quarter Total Sales Increased 16 Percent --

-- Third Quarter Comparable Store Sales Increased 5.2 Percent --

MOORESVILLE, N.C.  - Lowe's Companies, Inc. (NYSE: LOW), the world's second largest home improvement retailer, today reported net earnings of $522 million for the quarter ended October 29, 2004, a 15.5 percent increase over the same period a year ago. Diluted earnings per share increased 17.9 percent to $0.66 from $0.56 in the third quarter of 2003. For the nine months ended October 29, 2004, net earnings grew 14.4 percent to $1.68 billion while diluted earnings per share increased 14.7 percent to $2.11.

Sales for the quarter increased 16.2 percent to $9.1 billion, up from $7.8 billion in the third quarter of 2003. Comparable store sales for the third quarter increased 5.2 percent. For the nine months ended October 29, 2004, sales increased 18.3 percent to $27.9 billion. Comparable store sales increased 6.6 percent for the first nine months of 2004.

"The results our employees delivered in the third quarter are a clear indication that our stores are meeting customer needs with great products and industry leading customer service every day," explained Robert L. Tillman, Lowe's chairman and CEO. "Continued signs of a robust housing market, improving employment and strong demographic trends provide a foundation for our optimism for the future."

"Third quarter sales performance continued our trend of consistently strong performance. A 5.2 percent increase in comparable store sales on top of the 12.2 percent increase in last year's third quarter represents the best two-year performance for Lowe's in nearly a decade," said Lowe's President Robert A. Niblock . "These consistent results are based on a singular, company-wide focus on serving our customers' ever-changing needs. 'Improving Home Improvement' is more than a mantra, it's what we live in every store every day, as we strive to improve the shopping experience with better products, more inspirational displays and great customer service."

During the quarter, Lowe's opened 35 new stores including one relocation. As of October 29, 2004, Lowe's operated 1,031 stores in 45 states representing 117.5 million square feet of retail selling space, a 13.4 percent increase over last year.

A conference call to discuss third quarter 2004 operating results is scheduled for today (Monday, November 15) at 9:00 a.m. EST. Please dial 888-817-4020 (international callers dial 706-679-3245) to participate. A webcast of the call will take place simultaneously and can be accessed by visiting Lowe's website at www.Lowes.com/investor and clicking on Lowe's Third Quarter 2004 Earnings Conference Call Webcast. A replay of the call will be archived on Lowes.com.

Lowe's Business Outlook

This outlook is based on current expectations and includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the company currently believes that comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Fourth Quarter 2004 (comparisons to fourth quarter 2003)

  The company expects to open 56 stores reflecting square footage growth of approximately 14 percent

  Total sales are expected to increase 16 to 17 percent

  The company expects to report a comparable store sales increase of 4 to 5 percent

  Operating margin (defined as gross margin less SG&A and depreciation) is expected to decline approximately 10 basis points

  Store opening costs are expected to be approximately $52 million

  Diluted earnings per share of $0.58 to $0.60 are expected

  Lowe's fourth quarter ends on January 28, 2005 with operating results to be publicly released on Wednesday, February 23, 2005

Fiscal Year 2004 (comparisons to fiscal year 2003)

  The company expects to open 140 stores in 2004 reflecting total square footage growth of approximately 14 percent

  Total sales are expected to increase approximately 18 percent for the year

  The company expects to report a comparable store sales increase of 6 to 7 percent

  Including the estimated 60 basis point negative impact of EITF 02-16, operating margin (defined as gross margin less SG&A and depreciation) is expected to decline 25 to 35 basis points

  Store opening costs are expected to be approximately $123 million

  Including the estimated $0.16 impact of EITF 02-16, diluted earnings per share of $2.69 to $2.71 are expected for the fiscal year ending January 28, 2005. Excluding the impact of the accounting change, diluted earnings per share of $2.85 to $2.87 would be expected. Our presentation of this measure is intended to allow investors to compare our projected fiscal 2004 performance with that in fiscal 2003.

This news release includes "forward-looking statements" within the meaning the Private Securities Litigation Reform Act of 1995 (the "Act"). Statements of the Company's expectations for sales growth, earnings and performance, capital expenditures, store openings, demand for services, and any statement of an assumption underlying any of the foregoing, constitute "forward-looking statements" under the Act. Although the Company believes that the expectations, opinions, projections, and comments reflected in its forward-looking statements are reasonable, it can give no assurance that such statements will prove to be correct. A wide-variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results expressed or implied by our forward-looking statements including, but not limited to, fluctuations in and the overall condition of the U.S. economy, environment affecting new store development, the Company's ability to attract, train, and retain highly-qualified personnel, stability of costs and availability of sourcing channels, the Company's ability to manage its growth and respond to competition, impact of regulatory and legal matters, and the Company's ability to absorb lost sales resulting from unanticipated weather conditions. Additional information regarding these and other risks and uncertainties are provided in our periodic filings with the Securities and Exchange Commission. The forward-looking statements contained in this news release speak only as of the date of this release and the Company does not assume any obligation to update any such statements.

With fiscal year 2003 sales of $30.8 billion, Lowe's Companies, Inc. is a FORTUNE 50 company that serves approximately 10 million customers a week at more than 1,025 home improvement stores in 45 states. In 2004, FORTUNE named Lowe's America's Most Admired Specialty Retailer for a second consecutive year. Based in Mooresville, N.C., the 58-year old company is the second largest home improvement retailer in the world. For more information, visit Lowes.com

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Lowe's Companies, Inc.
Consolidated Statements of Current and Retained Earnings (Unaudited)
In Millions, Except Per Share Data

	Three Months Ended				Nine Months Ended
	October 29, 2004		October 31, 2003		October 29, 2004		October 31, 2003
Current Earnings	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Net Sales	$ 9,064	100.00	$ 7,802	100.00	$ 27,914	100.00	$ 23,586	100.00
Cost of Sales	6,013	66.34	5,361	68.71	18,605	66.65	16,299	69.10
Gross Margin	3,051	33.66	2,441	31.29	9,309	33.35	7,287	30.90
Expenses:
Selling, general and administrative	1,902	20.99	1,450	18.59	5,723	20.49	4,165	17.66
Store opening costs	32	0.35	37	0.47	71	0.26	83	0.35
Depreciation	226	2.49	192	2.46	650	2.33	555	2.35
Interest	40	0.44	42	0.54	133	0.48	135	0.57
Total expenses	2,200	24.27	1,721	22.06	6,577	23.56	4,938	20.93
Pre-tax earnings	851	9.39	720	9.23	2,732	9.79	2,349	9.97
Income tax provision	329	3.63	272	3.49	1,051	3.77	888	3.77
Earnings from continuing operations	522	5.76	448	5.74	1,681	6.02	1,461	6.20
Earnings from discontinued operations, net of tax	-	0.00	4	0.05	-	0.00	8	0.03

Net earnings	$ 522	5.76	$ 452	5.79	$ 1,681	6.02	$ 1,469	6.23

Weighted average shares outstanding - Basic	772		786		778		784

Basic earnings per share:
Continuing operations	$ 0.68		$ 0.57		$ 2.16		$ 1.86
Discontinued operations	-		0.01		-		0.01
Basic earnings per share	$ 0.68		$ 0.58		$ 2.16		$ 1.87

Weighted average shares outstanding - Diluted	792		808		799		805

Diluted earnings per share:
Continuing operations	$ 0.66		$ 0.55		$ 2.11		$ 1.83
Discontinued operations	-		0.01		-		0.01
Diluted earnings per share	$ 0.66		$ 0.56		$ 2.11		$ 1.84

Cash dividends per share	$ 0.04		$ 0.03		$ 0.11		$ 0.08

Retained Earnings
Balance at beginning of period	$ 8,782		$ 6,865		$ 7,677		$ 5,887
Net earnings	522		452		1,681		1,469
Cash dividends	(31)		(24)		(85)		(63)
Balance at end of period	$ 9,273		$ 7,293		$ 9,273		$ 7,293

Lowe's Companies, Inc.
Consolidated Statements of Earnings, Actual and Pro Forma (Unaudited)
In Millions, Except Per Share Data

	Three Months Ended
			Pro Forma
	Actual	Pro Forma	Adjusted*	Actual
Current Earnings	October 29, 2004	Adjustments*	October 29, 2004	October 31, 2003
Net Sales	$ 9,064	$ -	$ 9,064	$ 7,802
Cost of Sales	6,013	278	6,291	5,361
Gross Margin	3,051	(278)	2,773	2,441
Expenses:
Selling, general and administrative	1,902	(271)	1,631	1,450
Store opening costs	32	-	32	37
Depreciation	226	-	226	192
Interest	40	-	40	42
Total expenses	2,200	(271)	1,929	1,721
Pre-tax earnings	851	(7)	844	720
Income tax provision	329	(3)	326	272
Earnings from continuing operations	$ 522	$ (4)	$ 518	$ 448
Earnings from discontinued operations, net of tax	-	-	-	4

Net earnings	$ 522	$ (4)	$ 518	$ 452

Weighted average shares outstanding - Basic	772	772	772	786

Basic earnings per share:
Continuing operations	$ 0.68	$ (0.01)	$ 0.67	$ 0.57
Discontinued operations	-	-	-	0.01
Basic earnings per share	$ 0.68	$ (0.01)	$ 0.67	$ 0.58

Weighted average shares outstanding - Diluted	792	792	792	808

Diluted earnings per share:
Continuing operations	$ 0.66	$ (0.01)	$ 0.65	$ 0.55
Discontinued operations	-	-	-	0.01
Diluted earnings per share	$ 0.66	$ (0.01)	$ 0.65	$ 0.56

*: Reflects the impact of EITF 02-16 on the Consolidated Statement of Earnings for the three months ended October 29, 2004.

	Nine Months Ended
			Pro Forma
	Actual	Pro Forma	Adjusted*	Actual
Current Earnings	October 29, 2004	Adjustments*	October 29, 2004	October 31, 2003
Net Sales	$ 27,914	$ -	$ 27,914	$ 23,586
Cost of Sales	18,605	695	19,300	16,299
Gross Margin	9,309	(695)	8,614	7,287
Expenses:
Selling, general and administrative	5,723	(901)	4,822	4,165
Store opening costs	71	-	71	83
Depreciation	650	-	650	555
Interest	133	-	133	135
Total expenses	6,577	(901)	5,676	4,938
Pre-tax earnings	2,732	206	2,938	2,349
Income tax provision	1,051	79	1,130	888
Earnings from continuing operations	$ 1,681	$ 127	$ 1,808	$ 1,461
Earnings from discontinued operations, net of tax	-	-	-	8

Net earnings	$ 1,681	$ 127	$ 1,808	$ 1,469

Weighted average shares outstanding - Basic	778	778	778	784

Basic earnings per share:
Continuing operations	$ 2.16	$ 0.16	$ 2.32	$ 1.86
Discontinued operations	-	-	-	0.01
Basic earnings per share	$ 2.16	$ 0.16	$ 2.32	$ 1.87

Weighted average shares outstanding - Diluted	799	799	799	805

Diluted earnings per share:
Continuing operations	$ 2.11	$ 0.16	$ 2.27	$ 1.83
Discontinued operations	-	-	-	0.01
Diluted earnings per share	$ 2.11	$ 0.16	$ 2.27	$ 1.84

*: Reflects the impact of EITF 02-16 on the Consolidated Statement of Earnings for the nine months ended October 29, 2004.

Lowe's Companies, Inc.
Consolidated Balance Sheets
In Millions, Except Par Value Data

		(Unaudited) October 29, 2004	(Unaudited) October 31, 2003	January 30, 2004
Assets
Current assets:
Cash and cash equivalents		$ 479	$ 1,196	$ 1,446
Short-term investments		171	126	178
Accounts receivable - net		54	225	146
Merchandise inventory		5,853	5,006	4,584
Deferred income taxes		100	81	59
Other assets		96	64	106

Total current assets		6,753	6,698	6,519

Property, less accumulated depreciation		13,407	11,425	11,945
Long-term investments		153	119	169
Other assets		199	229	241

Total assets		$ 20,512	$ 18,471	$ 18,874

Liabilities and Shareholders' Equity
Current liabilities:
Current maturities of long-term debt		$ 31	$ 77	$ 77
Accounts payable		2,596	2,334	2,212
Accrued salaries and wages		281	283	335
Other current liabilities		2,001	1,625	1,576

Total current liabilities		4,909	4,319	4,200

Long-term debt, excluding current maturities		3,661	3,681	3,678
Deferred income taxes		773	588	657
Other long-term liabilities		84	21	30

Total liabilities		9,427	8,609	8,565

Shareholders' equity:
Preferred stock - $5 par value, none issued		-	-	-
Common stock - $.50 par value;
Shares issued and outstanding
October 29, 2004	772
October 31, 2003	786
January 30, 2004	787	386	393	394
Capital in excess of par		1,427	2,176	2,237
Retained earnings		9,273	7,293	7,677
Accumulated other comprehensive (loss) income		(1)	-	1

Total shareholders' equity		11,085	9,862	10,309

Total liabilities and shareholders' equity		$ 20,512	$ 18,471	$ 18,874

Lowe's Companies, Inc.
Consolidated Statements of Cash Flows (Unaudited)
In Millions

	Nine Months Ended
	October 29, 2004	October 31, 2003
Cash flows from operating activities:
Net earnings	$ 1,681	$ 1,469
Earnings from discontinued operations, net of tax	-	(8)
Earnings from continuing operations	1,681	1,461

Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities:
Depreciation and amortization	663	571
Deferred income taxes	75	87
Loss on disposition/writedown of fixed and other assets	26	23
Stock-based compensation expense	61	28
Tax effect of stock options exercised	14	21
Changes in operating assets and liabilities:
Accounts receivable - net	92	(37)
Merchandise inventory	(1,269)	(1,033)
Other operating assets	10	32
Accounts payable	384	543
Other operating liabilities	376	336
Net cash provided by operating activities from continuing operations	2,113	2,032

Cash flows from investing activities:
Decrease (increase) in investment assets:
Short-term investments	114	144
Purchase of long-term investments	(108)	(282)
Proceeds from sale/maturity of long-term investments	15	189
Increase in other long-term assets	(32)	(87)
Fixed assets acquired	(2,116)	(1,664)
Proceeds from the sale of fixed and other long-term assets	101	50
Net cash used in investing activities from continuing operations	(2,026)	(1,650)

Cash flows from financing activities:
Net decrease in short-term borrowings	-	(50)
Repayment of long-term debt	(70)	(21)
Proceeds from employee stock purchase plan	30	25
Proceeds from stock options exercised	71	86
Cash dividend payments	(85)	(63)
Repurchase of common stock	(1,000)	-
Net cash used in financing activities from continuing operations	(1,054)	(23)

Net cash used in discontinued operations	-	(16)

Net (decrease) increase in cash and cash equivalents	(967)	343
Cash and cash equivalents, beginning of period	1,446	853
Cash and cash equivalents, end of period	$ 479	$ 1,196